CERTIFICATE OF OWNERSHIP AND MERGER
                             MERGING
                  CHESAPEAKE ENERGY CORPORATION
                               INTO
                 CHESAPEAKE OKLAHOMA CORPORATION


          CHESAPEAKE ENERGY CORPORATION, a Delaware corporation
(the "Corporation"),     DOES HEREBY CERTIFY:


          FIRST: That it owns 100% of the issued and outstanding shares of the capital stock of CHESAPEAKE OKLAHOMA CORPORATION, an Oklahoma corporation ("Chesapeake Oklahoma").


          SECOND: That its board of directors at a meeting held on the 15th day of October, 1996, determined to merge the Corporation into CHESAPEAKE OKLAHOMA CORPORATION, and did adopt the following resolutions:

          WHEREAS, the officers of the Corporation recommended that the Corporation reincorporate under the laws of the State of Oklahoma and the Board of Directors, after discussing the issue, has determined that the reincorporation is in the best interest of the shareholders and the Corporation; and

          WHEREAS, to facilitate the Corporation's reincorporation, the officers of the Corporation recommended that the Corporation form Chesapeake Oklahoma Corporation ("Chesapeake Oklahoma") to be organized and exist under and by virtue of the laws of the State of Oklahoma, with an authorized capitalization of (i) 100 million shares of common stock, $.01 par value ("Chesapeake Oklahoma Common Stock"), 10 shares of which will be issued and outstanding prior to the reincorporation, and (ii) 10 million shares of preferred stock, $.01 par value, no shares of which will be issued and outstanding prior to the reincorporation (all shares of Chesapeake Oklahoma Common Stock outstanding prior to the reincorporation will be held of record and beneficially by the Corporation).

          NOW, THEREFORE, BE IT RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to take any and all actions required to reincorporate the Corporation under the laws of the State of Oklahoma, including without limitation, the forming of Chesapeake Oklahoma as a new transitory subsidiary, in accordance with the recitations set forth herein, the listing of the shares of Chesapeake Oklahoma on the New York Stock Exchange, the registration of such shares with the Securities and Exchange Commission and any state securities agency, the assumption by Chesapeake Oklahoma of all existing plans and registration statements of the Corporation and such other actions as may be necessary to the effect that the rights and obligations of Chesapeake Oklahoma will be virtually identical to the rights and obligations of the Corporation.

          WHEREAS, after the formation of Chesapeake Oklahoma, the Board of Directors deems it advisable and in the best interests of the Corporation and its shareholders that the Corporation merge with and into Chesapeake Oklahoma pursuant to Section 1083 of the Oklahoma General Corporation Act and Section 253 of the Delaware General Corporation Law (the "Merger") and immediately thereafter for Chesapeake Oklahoma to change its name to Chesapeake Energy Corporation; and

          WHEREAS, the Corporation and Chesapeake Oklahoma will hereinafter be know as the "Constituent Corporations;"
          and

          WHEREAS, the Board of Directors deems it advisable and in the best interests of the Corporation and its shareholders that the Corporation be merged with and into Chesapeake Oklahoma in the manner contemplated herein (the "Plan") and recommend that the Merger and the Plan be approved and adopted by the shareholders of the Corporation;

          NOW, THEREFORE, BE IT RESOLVED, that the Constituent Corporations will be merged into a single corporation by the Corporation merging with and into Chesapeake Oklahoma, which will survive the Merger, pursuant to the provisions of Section 1083 of the Oklahoma General Corporation Act and Section 253 of the Delaware General Corporation Law. Upon such Merger, the separate existence of the Corporation will cease, and Chesapeake Oklahoma will become the owner, without transfer, of all rights and property of the Constituent Corporations, and will be subject to all the liabilities of the Constituent Corporations in the same manner as if Chesapeake Oklahoma had itself incurred such liabilities all as provided by the Oklahoma General Corporation Act.

          FURTHER RESOLVED, that, on the Effective Date of the Merger, which will be 5:00 p.m., CST, on December 31, 1996 (the "Effective Date of the Merger"), the Certificate of Incorporation and Bylaws of Chesapeake Oklahoma, as currently in effect, will be the Certificate of Incorporation and Bylaws of Chesapeake Oklahoma until they are duly amended, except that the name of Chesapeake Oklahoma will be changed to Chesapeake Energy Corporation.

          FURTHER RESOLVED, that on the Effective Date of the Merger, the directors and officers of the Corporation will become the directors and officers of Chesapeake Oklahoma until their successors are duly elected and qualified.

          FURTHER RESOLVED, that on the Effective Date of the Merger (i) each share of Chesapeake Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, will be converted into one share of Chesapeake Oklahoma Common Stock, (ii) each share of Chesapeake Oklahoma Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, will be cancelled and no payment will be made in respect thereof, and (iii) upon surrender of any certificates representing Chesapeake Common Stock, stock certificates representing Chesapeake Oklahoma Common Stock will be reissued to the holder thereof.

          FURTHER RESOLVED, that this Plan will be submitted to the shareholders of the Corporation for approval in the manner provided by applicable Oklahoma and Delaware law. After approval by the vote of the holders representing not less than a majority of the issued and outstanding shares of Chesapeake Common Stock entitled to vote on the Merger, the officers are, and each of them hereby is, authorized and directed to execute and file with the Secretary of State of the States of Oklahoma and Delaware a Certificate of Ownership and Merger and to make any such further filings as may be necessary to effectuate the Merger.

          FURTHER RESOLVED, that the officers of the Corporation are authorized and directed to execute any and all agreements, documents or consents, and to take any and all actions deemed necessary or desirable to permit the consummation of the Merger as required by: (a) that certain Indenture dated as of March 31, 1994, as supplemented, among the Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as trustee; (b) that certain Indenture dated as of May 15, 1995 among the Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as trustee; and (c) that certain Indenture dated as of April 1, 1996 among the Corporation, its subsidiaries signatory thereto as Subsidiary Guarantors and United States Trust Company of New York, as trustee. The execution by the officers, or any one of them, of any such document or agreement, or the doing by them of any act in connection with the foregoing matter, will conclusively establish their authority therefor from this Board and from the Corporation and the approval, ratification and adoption of any documents or agreements executed and any action taken.

          FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to execute and deliver on behalf of the Corporation all agreements and documents contemplated by the Plan, together with any and all documents and related agreements deemed necessary or desirable by said officer or officers to effectuate the foregoing, each in accordance with the recitations contained herein, and containing such further and different terms and conditions as said officer or officers will deem necessary or desirable to accomplish the objectives set forth herein, and further, that the execution by the officers, or any one of them, of any such document or agreement, or the doing by them of any act in connection with the foregoing matter, will conclusively establish their authority therefor from this Board and from the Corporation and the approval, ratification and adoption of any documents or agreements executed and any action taken.


          THIRD: The merger has been approved by a majority of the outstanding stock of the Corporation entitled to vote thereon at a meeting duly called and held after twenty days' notice of the purpose of the meeting mailed to each such stockholder at his address as it appears in the records of the Corporation.


          FOURTH: Chesapeake Oklahoma hereby agrees that it may be served with process in the state of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of Delaware, as well as for enforcement of any obligation of Chesapeake Oklahoma arising from the merger, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceedings pursuant to the provisions of
Section 262 of the Delaware General Corporation Law, and hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 6100 N. Western Avenue, Oklahoma City, OK 73118.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested to by its Secretary effective the 13th day of December, 1996.



                                CHESAPEAKE ENERGY CORPORATION


                                By:
                                   President


ATTEST:


Secretary
[Seal]